LOCK-UP AGREEMENT


         In connection with a stock offering under Regulation SB-2 of the Securities Act of 1933, as amended, conducted by a company in which I hold a substantial and founding interest, I agree to "Lock-Up" such securities for a period of twelve months (365) days from the date of the end of the offering period. Specifically, I agree that I will not sell all or any portion of my holdings during that period without prior written approval of the Underwriter, Three Arrows Capital Corp. The company in which I hold such shares is Power Save International, Inc. and the estimated completion date of the offering is on or before May 1, 2001.

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                                            Signed

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                                            Dated